Exhibit 99.1

3rd Quarter 2008 Conference Call Thursday November 6, 2008 Time/Date: 10:00 a.m. ET Phone: (800) 288-8960 (U.S.) (612) 288-0340 (Int’l) Passcode: 962639 Hertz Global Holdings, Inc.

2 Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of November 6, 2008, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Third Quarter results issued on November 5, 2008, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2007 Form 10-K and its Form 10-Q for the three months ended June 30, 2008. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

3 Today’s Agenda • Strategic & Financial Overview – Mark Frissora, Chairman and CEO • Operating Environment & Business Outlook – Elyse Douglas, Executive VP and CFO • Statement on Guidance – Mark Frissora, Chairman and CEO • Question & Answer Session

4 Non-GAAP Measures • Net Fleet Debt • Net Corporate Debt • Adjusted Diluted Earnings Per Share • Adjusted Net Income • Adjusted Pre-Tax Income (including Adjusted DOE and Adjusted SGA) • Corporate EBITDA • EBITDA • LTM The following non-GAAP measures will be used in the presentation: Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation • Equipment Rental and Rental Related Revenue • Total Net Cash Flow • Car Rental Rate Revenue and Car Rental Rate Revenue Per Transaction Day (RPD) • Levered After-Tax Cash Flow After Fleet Growth • Levered After-Tax Cash Flow Before Fleet Growth • Restricted Cash Associated with Fleet Debt • Corporate Restricted Cash

5 Overview • Good Q208 vs. Q207 results – Higher revenue, Corporate EBITDA, Levered Cash Flow – Attributed to efficiency initiatives and global revenue footprint • Challenging Q308 for macro-economy & industry – Unprecedented volume contraction • Actions taken to right size business – Reduced personnel costs further • 7,100 employees or 22% since August 2006 • 1,400 employees starting September 2008 – Accelerated fleet reductions, delayed additions • Over 4,500 more cars sold in U.S., fleet 4.5% smaller year-over-year – Rationalized location footprint, pruned 80 net locations – Implemented price increases across all major businesses • Positioned to grow profitably – Strong liquidity – Strong market position – Streamlined cost structure

6 Short Term Strain on Profits • Rapid volume reductions across all businesses – Economic slowdown & frozen credit market – Higher fuel costs, increased airfares & reduced airline capacity • Asset efficiency suffers – Right-sizing fleet in difficult business environment takes longer – Increases depreciation & fleet related costs as % of revenue • Lower industry pricing – Oversupply of fleet relative to diminished demand – Push to get lower priced rentals vs. idle fleet – Pricing sensitivity, 1% change impacts pre-tax profits: • $55 MM for R-A-C • $13 MM for HERC • Lower residual values – Used car inventories build - industry rebalancing & tight consumer credit – Hertz targeting year-end to right-size fleet

7 Q3 2008 Financial Results $ in millions, except per share calculations Better/ Q3 2008 Q3 2007 <Worse> Actual Actual vs. Q3 2007 Revenue $2,421.9 $2,449.6 <1.1%> GAAP Pre-Tax Income $26.2 $255.1 <89.7%> Net Income $17.7 $162.7 <89.1%> Diluted Earnings per Share $0.05 $0.50 <90.0%> Net Cash (Used in)/Provided by Operating Activities ($261.7) $9.0 Net Cash Provided by Financing Activities $442.1 $371.0 Non-GAAP Adjusted Pre-Tax Income $169.1 $334.9 <49.5%> Adjusted Net Income $106.0 $212.2 <50.0%> Adjusted Diluted EPS $0.33 $0.65 <49.2%> Corporate EBITDA $386.7 $555.1 <30.3%> Levered After-Tax Cash Flow After Fleet Growth ($335.1) ($203.2) Total Net Cash Flow ($157.7) ($200.0) Working Capital Days <19.6> days <19.9> days

8 Additional Strategic Actions • Actions taken to preserve liquidity & enhance customer service: $58 MM reduction in Q308 profits – Aggressive fleet deletions – Higher maintenance costs – Penalties for early turn backs of program cars – Increased advertising – refueling & service guarantee programs – Higher gasoline costs associated with refueling program

9 Cost Control & Savings Update • Headcount reduction 22% since August 2006 – Reductions across all business units. – Productivity (revenue, before FX, per employee) up 7.9% year-over-year • 2007: $187 MM savings realized 2008: $300 MM savings goal 2009: $250 MM savings expected (ahead of schedule) 2010: $800 MM+ cumulative savings by end of year - On Target – Business process re-engineering (BPR) – Outsourcing • Efficiency initiatives offsets – Lower volume and pricing – Inflation – fleet depreciation, fuel costs, vehicle maintenance – Increased car sales expenses • 2008 company reinvestment: $48 MM – Facilities, brand, employees

10 Major Accomplishments • HERC performing well under challenging conditions – Adjusted Pre-Tax margin: 18.7% – Corporate EBITDA margin: 46.1% – Closed 20 locations worldwide in Q308 • Customer satisfaction – Net Promoter Scores up year-over-year – Fewer complaints relating to wait time & refueling program – Kiosks gain popularity – crossed 100k transaction mark in early October • Revenue diversification – Hertz car sharing initiative • Expect to be operational by year-end in New York, London, Paris – Simply Wheelz expansion – several additional markets added • Florida & California • More to come in early 2009 – 130 net new U.S. off-airport locations LTM since 9/30/07

11 Q3 08 Cash Flow Discussions • Levered after tax cash flow after fleet growth – <$335.1 MM> use in Q308 vs. <$203.2 MM> use in Q307 • Lower fleet growth partially offset by increased credit enhancement • Anticipated working capital changes • Lower Corporate EBITDA • Total net cash flow* – <$158 MM> use in Q308 vs. <$200 MM> use in Q307 • $42 MM improvement • Working capital maintained at approximately <19> days *As defined in the Q3 2008 Financial Press Release

12 Worldwide Business Performance • Consolidated Revenue <1.1%>1 • Worldwide R-A-C Total Revenue Flat2 – Transaction Days <3.0%> – Revenue Per Day <0.8%> • Worldwide HERC Total Revenue <6.8%>3 – Pricing <1.6%> – Volume decline partly offset by growth in Canada and Industrial Q308 vs. Q307 $ in millions 1Consolidated Revenue: +2.4% in foreign currency benefit 2Worldwide R-A-C: +2.6% in foreign currency benefit 3Worldwide HERC: +1.3% in foreign currency benefit Worldwide Revenue by Segment R-A-C $1,986.5 82% HERC $433.1 18%

13 Diversified Revenue Base Q308 vs. Q307 $ in millions Total Revenue by Geography* US $1,513 62.5% Int'l $909 37.5% • International operations: 37.5% of total revenue, +2.5 pps – +6.2 % revenue growth (<0.6%> without FX benefit) • Worldwide R-A-C – International rental rate revenue: +7%*, +1.9% Transaction Days – Inbound revenue: +26.3%, 14% of U.S. airport revenue – U.S. off-airport: $278.5 MM, <1.6%> Transaction Days, 0.6% RPD • Commercial, government & tour transaction days up year-over-year • Worldwide HERC – Growth in Hertz Plant Services and other initiatives – Power generation (Quilovat - Spain) growth – China operations gaining traction • Broadened customer base – Net 30 accounts gained (R-A-C) – Net 13 new major accounts gained (HERC) *Numbers include impact of foreign exchange

14 U.S. R-A-C Fleet Management • Vehicle Disposal - Dealer direct and web-based channels: 37% of Q3 disposals • Faster sales & better payment terms • Diversification helps sell cars • 2009 Fleet Plan - Lower volume of new cars expected - Holding cars longer • International fleet weighted towards smaller vehicles • Average age of fleet: 8 months, +1.5 months year-over-year

15 Ample & Diversified Liquidity • Total debt outstanding: $12.8 Billion • Total liquidity available: $4.6 Billion* – $ 731 MM unrestricted cash – $ 1.1 billion unfunded corporate debt capacity – $ 2.8 billion unfunded fleet debt capacity • Completed $825 MM credit facility in tough credit market • Fairly diversified debt investor base – 50+ banks in our 4 major revolvers – Long relationship banks - $825 MM VFN and international fleet facilities • Prudent & diversified investment policy *Subject to Borrowing Base Limitation – $1.4 billion borrowing base available at 9/30/08, $0.7 billion cash

16 Summary R-A-C Stats • Commercial pricing pressured – corporations reduced travel • Increased rental length in US and Europe with business mix shift • Pricing to remain challenging until industry is right sized • Non-Rental Rate Revenue: +6% year-over-year (includes foreign exchange) Worldwide Rent-A-Car Q308 vs Q307 Rental Rate Revenue Rental Rate Revenue Per Day Transaction Days Transactions Length Worldwide <3.8%> <0.8%> <3.0%> <7.0%> 4.3% * Domestic <5.3%> 0.4% <5.6%> <9.4%> 4.2% International <1.4%> <3.3%> 1.9% <0.4%> 2.3% * U.S. On-Airport 0.7% <7.3%> <11.3%> 4.6% U.S. Off-Airport 0.6% <1.6%> <3.0%> 1.4% YTD 08 vs YTD 07 Worldwide <1.1%> <1.8%> 0.7% <3.7%> 4.6% * Domestic <3.2%> <1.1%> <2.1%> <6.3%> 4.4% International 2.9% <3.8%> 7.0% 3.8% 3.1% * U.S. On-Airport <0.8%> <4.0%> <8.1%> 4.4% U.S. Off-Airport <0.9%> 2.6% 0.4% 2.1% All statistics exclude impact of foreign exchange.

17 RAC Fleet Efficiency & Residual Update • Worldwide fleet efficiency* <24> bps year-over-year – U.S. <90> bps, International +100 bps • Q3 residual value experience in U.S. vs. Manheim – Hertz <3.3%> vs. Manheim <4.2%> • Ability to diversify and age the fleet • Global used car markets contracted – Lower sale of younger used cars, new car incentives – Tight credit conditions – Reduced consumer demand • Non-program fleet component – U.S.: @ 59%, down from 63% – International: @ 55%, up from 46% • 2008 Fleet depreciation expenses rise due to lower residual values – US: mid single digit increase year-over-year per car – Europe: +12% in 2008 (before foreign exchange) * Fleet efficiency calculation: R-A-C: ((Annualized transaction days)/(Average fleet))/(365)

18 Worldwide HERC Commentary • Operating environment – Impacted by soft U.S. construction market – Good demand in Canada, steady Industrial & Specialty growth – Moderate worldwide pricing decline: <160 bps> year-over-year • <2%> in US, <1%> in Canada • Rational pricing due to properly managed fleet. – Fleet age 34 months, +5 months y-o-y, +2 month from 6/30/08 – HERC Fleet efficiency* year-over-year: <3.3 pps> • Impacted by pricing decline * Fleet efficiency calculation: HERC: (Annualized total HERC revenue less “equipment sales and other revenue”)/(Average acquisition cost of rental equipment operated) ($ in millions) QTD Q3 2008 QTD Q3 2007 Change Maintenance Capex $81 $70 $11 Growth Capex ($191) $149 ($340) Foreign Exchange Impact $56 ($31) $87 Net Capex** ($54) $188 ($242) **Before Purchase Accounting

19 Q3 2008 Consolidated Results GAAP • Pretax Income - $26.2 MM • Net Income - $17.7 MM • Diluted EPS - $0.05 – Higher restructuring & restructuring related costs – Decreased volume and pricing – Defleeting actions & fleet depreciation Non-GAAP • Adjusted Diluted EPS: $0.33 • Adjusted DOE: +360 bps y-o-y as % of revenue – Increased operational costs – Negative pricing across the operating units • Adjusted SGA: +70 bps y-o-y as % of revenue – Higher, planned advertising expense • Total Cash Interest Expense: $194.4MM, $11 MM lower y-o-y – +40 bps improvement y-o-y as % of revenue

20 Balance Sheet Highlights • Financial ratios well within covenant limits – Consolidated leverage ratio 3.5x (max @ 5.75x) – Consolidated interest expense coverage ratio 3.7x (min @ 1.75x) – Corporate EBITDA cushion of $513.5 million – Indebtedness cushion of $2.95 billion • Interest Rate Sensitivity - ± 1% change – $32.1 million change in net income over 12 months

21 Debt Maturities • Manageable 2009 maturities given current liquidity • Assessing credit markets for 2010 maturities Total Global Debt Maturity Schedule @ 9/30/08 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 Millions Corporate Debt $89 $70 $3 $8 $7 Fleet Debt $- $771 $169 $- $- Q4 '08 Q1 '09 Q2 '09 Q3 '09 Q4 '09 $89 $841 $172 $8 $7 -US ABS notes above are based upon contractual maturity date 1 US ABS notes begin amortizing over 6 month period leading up to expected maturity date, if proceeds are generated from car sales. Total Debt Maturity Assuming Serial Amortization1 ($ in millions) Q4 '08 Q1 '09 Q2 '09 Q3 '09 Q4 '09 Corporate 89 $ 70 $ 3 $ 8 $ 7 $ Fleet 491 $ 393 $ 56 $ 125 $ 375 $ Total 580 $ 463 $ 59 $ 133 $ 382 $

22 Update on Taxes • Third quarter GAAP effective income tax rate: 10.9 % Q3 2008 Q3 2007 Actual Actual 10.9% 34.0% $7.7 $10.5 Cash taxes (in millions) Effective tax rate

23 LTM Cash Flow Discussion • Levered Cash Flow: LTM Sept 08 $324 MM vs. LTM Sept 07 $354 MM – Higher cash investment for acquisitions year-over-year • Total Net Cash Flow: LTM Q308 $555 MM vs. $17 MM LTM Q307 – Fleet reductions – Lower earnings – Higher working capital requirements

24 Statement on Guidance • Earnings guidance withdrawn – Will not meet guidance – Uncertain economic outlook – limited visibility • Expect to resume guidance later – Economy & markets stabilize – Visibility improves • Expect Adjusted Pre-Tax to be profitable for FY 2008 – Total company and each business segment • Expect to generate positive levered cash flow – Able to reduce net corporate debt and net total debt

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percent
	September 30,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$2,421.9	$2,449.6	100.0%	100.0%

Expenses:
Direct operating	1,351.8	1,216.1	55.8%	49.7%
Depreciation of revenue earning equipment	595.0	535.0	24.5%	21.8%
Selling, general and administrative	234.3	203.2	9.7%	8.3%
Interest, net of interest income	214.6	240.2	8.9%	9.8%
Total expenses	2,395.7	2,194.5	98.9%	89.6%
Income before income taxes and minority interest	26.2	255.1	1.1%	10.4%
Provision for taxes on income	(2.9)	(86.9)	(0.2)%	(3.6)%
Minority interest	(5.6)	(5.5)	(0.2)%	(0.2)%
Net income	$17.7	$162.7	0.7%	6.6%

Weighted average number of shares outstanding:
Basic	322.9	321.5
Diluted	322.9	327.5

Earnings per share:
Basic	$0.05	$0.51
Diluted	$0.05	$0.50

	Nine Months Ended		As a Percent
	September 30,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$6,736.3	$6,546.8	100.0%	100.0%

Expenses:
Direct operating	3,801.8	3,495.1	56.4%	53.4%
Depreciation of revenue earning equipment	1,658.7	1,498.9	24.6%	22.9%
Selling, general and administrative	595.8	586.0	8.9%	8.9%
Interest, net of interest income	616.7	661.3	9.2%	10.1%
Total expenses	6,673.0	6,241.3	99.1%	95.3%
Income before income taxes and minority interest	63.3	305.5	0.9%	4.7%
Provision for taxes on income	(36.0)	(107.3)	(0.5)%	(1.7)%
Minority interest	(16.1)	(14.4)	(0.2)%	(0.2)%
Net income	$11.2	$183.8	0.2%	2.8%

Weighted average number of shares outstanding:
Basic	322.6	321.0
Diluted	322.6	325.3

Earnings per share:
Basic	$0.03	$0.57
Diluted	$0.03	$0.57

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,421.9	$—		$2,421.9	$2,449.6	$—		$2,449.6

Expenses:
Direct operating	1,351.8	(76.8	)(a)	1,275.0	1,216.1	(16.6	)(a)	1,199.5
Depreciation of revenue earning equipment	595.0	(6.1	)(b)	588.9	535.0	(4.5	)(b)	530.5
Selling, general and administrative	234.3	(39.8	)(c)	194.5	203.2	(23.9	)(c)	179.3
Interest, net of interest income	214.6	(20.2	)(d)	194.4	240.2	(34.8	)(d)	205.4
Total expenses	2,395.7	(142.9)		2,252.8	2,194.5	(79.8)		2,114.7
Income before income taxes and minority interest	26.2	142.9		169.1	255.1	79.8		334.9
Provision for taxes on income	(2.9)	(54.6	)(e)	(57.5)	(86.9)	(30.3	)(e)	(117.2)
Minority interest	(5.6)	—		(5.6)	(5.5)	—		(5.5)
Net income	$17.7	$88.3		$106.0	$162.7	$49.5		$212.2

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$6,736.3	$—		$6,736.3	$6,546.8	$—		$6,546.8

Expenses:
Direct operating	3,801.8	(156.8	)(a)	3,645.0	3,495.1	(62.1	)(a)	3,433.0
Depreciation of revenue earning equipment	1,658.7	(15.7	)(b)	1,643.0	1,498.9	(13.0	)(b)	1,485.9
Selling, general and administrative	595.8	(48.6	)(c)	547.2	586.0	(40.3	)(c)	545.7
Interest, net of interest income	616.7	(56.4	)(d)	560.3	661.3	(87.3	)(d)	574.0
Total expenses	6,673.0	(277.5)		6,395.5	6,241.3	(202.7)		6,038.6
Income before income taxes and minority interest	63.3	277.5		340.8	305.5	202.7		508.2
Provision for taxes on income	(36.0)	(79.9	)(e)	(115.9)	(107.3)	(70.6	)(e)	(177.9)
Minority interest	(16.1)	—		(16.1)	(14.4)	—		(14.4)
Net income	$11.2	$197.6		$208.8	$183.8	$132.1		$315.9

(a)

Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months ended September 30, 2008 and 2007, also includes restructuring and restructuring related charges of $60.3 million and $5.5 million, respectively. For the nine months ended September 30, 2008 and 2007, also includes restructuring and restructuring related charges of $98.7 million and $30.4 million, respectively. For the three months ended September 30, 2008 and 2007, also includes vacation accrual adjustments of $2.4 million and $7.4 million, respectively. For the nine months ended September 30, 2007, also includes vacation accrual adjustments of $23.5 million.

(b)	Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.
(c)

For the three months ended September 30, 2008 and 2007, also includes restructuring and restructuring related charges of $24.7 million and $10.6 million, respectively. For the nine months ended September 30, 2008 and 2007, also includes restructuring and related charges of $49.5 million and $35.0 million, respectively. For the three and nine months ended September 30, 2008 and 2007, also includes an increase in depreciation of property and equipment relating to purchase accounting, among other adjustments which are detailed in Table 5.

(d)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three and nine months ended September 30, 2008, also includes $2.8 million and $7.8 million, respectively, associated with the ineffectiveness of our interest rate swaps. For the three and nine months ended September 30, 2007, also includes $17.7 million associated with the ineffectiveness of our interest rate swaps. For the nine months ended September 30, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification. Total adjusted interest, net of interest income, for the three and nine months ended September 30, 2008, consists of net corporate interest of $64.5 million and $194.7 million, respectively, and net fleet interest of $129.9 million and $365.6 million, respectively, and for the three and nine months ended September 30, 2007, net corporate interest of $66.6 million and $209.3 million, respectively, and net fleet interest of $138.8 million and $364.7 million, respectively.

(e)	Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2008 and 35% for 2007).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Car rental	$1,986.5	$1,982.2	$5,442.8	$5,252.2
Equipment rental	433.1	464.9	1,287.4	1,287.8
Other reconciling items	2.3	2.5	6.1	6.8
	$2,421.9	$2,449.6	$6,736.3	$6,546.8

Depreciation of property and equipment:
Car rental	$30.0	$31.8	$94.6	$99.8
Equipment rental	11.2	10.0	32.3	29.8
Other reconciling items	1.5	1.6	4.6	4.8
	$42.7	$43.4	$131.5	$134.4

Amortization of other intangible assets:
Car rental	$8.4	$7.6	$25.4	$22.2
Equipment rental	8.1	8.1	24.3	24.3
	$16.5	$15.7	$49.7	$46.5

Income (loss) before income taxes and minority interest:
Car rental	$85.8	$250.5	$209.4	$379.2
Equipment rental	26.9	94.4	118.5	224.2
Other reconciling items	(86.5)	(89.8)	(264.6)	(297.9)
	$26.2	$255.1	$63.3	$305.5

Corporate EBITDA (a) (b):
Car rental	$193.2	$333.7	$439.4	$583.5
Equipment rental	199.7	226.6	578.5	603.8
Other reconciling items	(6.2)	(5.2)	(31.7)	(23.8)
	$386.7	$555.1	$986.2	$1,163.5

Adjusted pre-tax income (loss) (a) (b):
Car rental	$167.1	$301.1	$355.8	$480.9
Equipment rental	81.1	109.2	225.9	271.5
Other reconciling items	(79.1)	(75.4)	(240.9)	(244.2)
	$169.1	$334.9	$340.8	$508.2

Adjusted net income (loss) (a) (b):
Car rental	$110.3	$195.7	$234.8	$312.6
Equipment rental	53.5	71.0	149.1	176.5
Other reconciling items	(57.8)	(54.5)	(175.1)	(173.2)
	$106.0	$212.2	$208.8	$315.9

Pro forma diluted number of shares outstanding (a)	325.5	324.8	325.5	324.8

Adjusted diluted earnings per share (a)	$0.33	$0.65	$0.64	$0.97

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
(b)	In 2008, the Company has reclassified its 2007 realized and unrealized gains/losses on derivatives from “other reconciling items” to “car rental.” See Tables 5 through 7.
Note:

“Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services. See Tables 5 through 7.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Nine	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of Sept. 30,	prior year	of Sept. 30,	prior year
	2008	period	2008	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	7,133	(7.0)%	21,158	(3.7)%
Domestic	5,052	(9.4)%	15,368	(6.3)%
International	2,081	(0.4)%	5,790	3.8%

Worldwide transaction days (in thousands)	35,525	(3.0)%	99,042	0.7%
Domestic	22,613	(5.6)%	66,353	(2.1)%
International	12,912	1.9%	32,689	7.0%

Worldwide rental rate revenue per transaction day (a)	$46.73	(0.8)%	$45.58	(1.8)%
Domestic	$45.01	0.4%	$43.41	(1.1)%
International (b)	$49.74	(3.3)%	$49.99	(3.8)%

Worldwide average number of company-operated cars during period	490,700	(2.7)%	467,700	0.2%
Domestic	312,400	(4.5)%	311,000	(2.4)%
International	178,300	0.6%	156,700	5.7%

Worldwide revenue earning equipment, net (in millions)	$8,472.7	(4.5)%	$8,472.7	(4.5)%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$384.8	(9.0)%	$1,139.8	(3.2)%
Same store revenue growth, including initiatives (a) (b)	-5.5%	N/M	-2.9%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$3,405.0	0.2%	$3,448.9	6.5%
Revenue earning equipment, net (in millions)	$2,411.6	(11.3)%	$2,411.6	(11.3)%

Other Financial Data (in millions)

Cash flows provided by (used in) operating activities	$(261.7)	N/M	$1,574.8	(28.7)%
Levered after-tax cash flow before fleet growth (a)	(651.5)	(175.4)%	(255.8)	N/M
Levered after-tax cash flow after fleet growth (a)	(335.1)	(64.9)%	(262.8)	(668.4)%
EBITDA (a)	889.4	(17.9)%	2,503.8	(4.9)%
Corporate EBITDA (a)	386.7	(30.3)%	986.2	(15.2)%

Selected Balance Sheet Data (in millions)

	September 30,	December 31,
	2008	2007
Cash and equivalents	$731.5	$730.2
Total revenue earning equipment, net	10,884.3	10,307.9
Total assets	19,895.0	19,255.7
Total debt	12,844.2	11,960.1
Net corporate debt (a)	4,247.5	3,984.7
Net fleet debt (a)	7,351.2	6,584.2
Stockholders’ equity	2,864.4	2,913.4

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
(b)	Based on 12/31/07 foreign exchange rates.
N/M	Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,986.5	$433.1	$2.3	$2,421.9	$1,982.2	$464.9	$2.5	$2,449.6
Expenses:
Direct operating and selling, general and administrative	1,279.2	289.5	17.4	1,586.1	1,139.4	254.6	25.3	1,419.3
Depreciation of revenue earning equipment	504.2	90.8	—	595.0	456.9	78.1	—	535.0
Interest, net of interest income	117.3	25.9	71.4	214.6	135.4	37.8	67.0	240.2
Total expenses	1,900.7	406.2	88.8	2,395.7	1,731.7	370.5	92.3	2,194.5
Income (loss) before income taxes and minority interest	85.8	26.9	(86.5)	26.2	250.5	94.4	(89.8)	255.1
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.9	8.7	0.5	19.1	9.3	9.0	0.4	18.7
Depreciation of revenue earning equipment	—	6.1	—	6.1	(0.2)	4.8	—	4.6
Non-cash debt charges (b)	13.5	2.6	4.1	20.2	29.1	2.8	2.9	34.8
Restructuring charges (c)	36.4	36.6	1.9	74.9	11.9	0.4	3.8	16.1
Restructuring related charges (c)	8.3	0.8	1.0	10.1	—	—	—	—
Vacation accrual adjustment (c)	(1.8)	(0.6)	(0.1)	(2.5)	(6.5)	(2.2)	(0.5)	(9.2)
Unrealized loss on derivative (d)	15.0	—	—	15.0	7.0	—	—	7.0
Management transition costs (d)	—	—	—	—	—	—	7.8	7.8
Adjusted pre-tax income (loss)	167.1	81.1	(79.1)	169.1	301.1	109.2	(75.4)	334.9
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(56.8)	(27.6)	26.9	(57.5)	(105.4)	(38.2)	26.4	(117.2)
Minority interest	—	—	(5.6)	(5.6)	—	—	(5.5)	(5.5)
Adjusted net income (loss)	$110.3	$53.5	$(57.8)	$106.0	$195.7	$71.0	$(54.5)	$212.2

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.33				$0.65

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$5,442.8	$1,287.4	$6.1	$6,736.3	$5,252.2	$1,287.8	$6.8	$6,546.8
Expenses:
Direct operating and selling, general and administrative	3,516.8	822.5	58.3	4,397.6	3,264.7	737.0	79.4	4,081.1
Depreciation of revenue earning equipment	1,399.7	259.0	—	1,658.7	1,279.7	219.2	—	1,498.9
Interest, net of interest income	316.9	87.4	212.4	616.7	328.6	107.4	225.3	661.3
Total expenses	5,233.4	1,168.9	270.7	6,673.0	4,873.0	1,063.6	304.7	6,241.3
Income (loss) before income taxes and minority interest	209.4	118.5	(264.6)	63.3	379.2	224.2	(297.9)	305.5
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	30.6	26.6	1.5	58.7	28.0	26.5	1.3	55.8
Depreciation of revenue earning equipment	(0.1)	15.8	—	15.7	(2.9)	16.1	—	13.2
Non-cash debt charges (b)	37.9	8.0	10.5	56.4	53.9	8.3	25.1	87.3
Restructuring charges (c)	64.7	55.0	7.5	127.2	46.3	3.4	15.7	65.4
Restructuring related charges (c)	16.1	2.0	2.9	21.0	—	—	—	—
Vacation accrual adjustment (c)	—	—	—	—	(20.4)	(7.0)	(1.4)	(28.8)
Unrealized loss (gain) on derivative (d)	12.0	—	—	12.0	(3.2)	—	—	(3.2)
Realized gain on derivative (d)	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs (d)	—	—	—	—	—	—	2.0	2.0
Management transition costs (d)	—	—	1.3	1.3	—	—	11.0	11.0
Adjusted pre-tax income (loss)	355.8	225.9	(240.9)	340.8	480.9	271.5	(244.2)	508.2
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(121.0)	(76.8)	81.9	(115.9)	(168.3)	(95.0)	85.4	(177.9)
Minority interest	—	—	(16.1)	(16.1)	—	—	(14.4)	(14.4)
Adjusted net income (loss)	$234.8	$149.1	$(175.1)	$208.8	$312.6	$176.5	$(173.2)	$315.9

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.64				$0.97

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three and nine months ended September 30, 2008, also includes $2.8 million and $7.8 million, respectively, associated with the ineffectiveness of our interest rate swaps. For the three and nine months ended September 30, 2007, also includes $17.7 million associated with the ineffectiveness of our interest rate swaps. For the nine months ended September 30, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$85.8	$26.9	$(86.5)	$26.2	$250.5	$94.4	$(89.8)	$255.1
Depreciation and amortization	542.6	110.1	1.5	654.2	496.3	96.2	1.6	594.1
Interest, net of interest income	117.3	25.9	71.4	214.6	135.4	37.8	67.0	240.2
Minority interest	—	—	(5.6)	(5.6)	—	—	(5.5)	(5.5)
EBITDA	745.7	162.9	(19.2)	889.4	882.2	228.4	(26.7)	1,083.9
Adjustments:
Car rental fleet interest	(119.9)	—	—	(119.9)	(132.5)	—	—	(132.5)
Car rental fleet depreciation	(504.2)	—	—	(504.2)	(456.9)	—	—	(456.9)
Non-cash expenses and charges (a)	28.7	—	10.2	38.9	35.5	—	10.4	45.9
Extraordinary, unusual or non-recurring gains and losses (b)	42.9	36.8	2.8	82.5	5.4	(1.8)	11.1	14.7
Corporate EBITDA	$193.2	$199.7	$(6.2)	386.7	$333.7	$226.6	$(5.2)	555.1
Equipment rental maintenance capital expenditures, net				(80.5)				(69.9)
Non-fleet capital expenditures, net				(12.3)				(46.5)
Changes in working capital				(654.4)				(599.5)
Changes in other assets and liabilities				(197.0)				34.4
Unlevered pre-tax cash flow (c)				(557.5)				(126.4)
Corporate net cash interest				(86.3)				(99.7)
Corporate cash taxes				(7.7)				(10.5)
Levered after-tax cash flow before fleet growth (c)				(651.5)				(236.6)
Equipment rental fleet growth capital expenditures				191.0				(149.1)
Car rental net fleet equity requirement				125.4				182.5
Levered after-tax cash flow after fleet growth (c)				$(335.1)				$(203.2)

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$209.4	$118.5	$(264.6)	$63.3	$379.2	$224.2	$(297.9)	$305.5
Depreciation and amortization	1,519.7	315.6	4.6	1,839.9	1,401.7	273.3	4.8	1,679.8
Interest, net of interest income	316.9	87.4	212.4	616.7	328.6	107.4	225.3	661.3
Minority interest	—	—	(16.1)	(16.1)	—	—	(14.4)	(14.4)
EBITDA	2,046.0	521.5	(63.7)	2,503.8	2,109.5	604.9	(82.2)	2,632.2
Adjustments:
Car rental fleet interest	(322.2)	—	—	(322.2)	(320.7)	—	—	(320.7)
Car rental fleet depreciation	(1,399.7)	—	—	(1,399.7)	(1,279.7)	—	—	(1,279.7)
Non-cash expenses and charges (a)	49.3	—	20.3	69.6	48.5	2.5	31.1	82.1
Extraordinary, unusual or non-recurring gains and losses (b)	66.0	57.0	11.7	134.7	25.9	(3.6)	27.3	49.6
Corporate EBITDA	$439.4	$578.5	$(31.7)	986.2	$583.5	$603.8	$(23.8)	1,163.5
Equipment rental maintenance capital expenditures, net				(232.0)				(194.2)
Non-fleet capital expenditures, net				(106.5)				(130.7)
Changes in working capital				(323.1)				56.9
Changes in other assets and liabilities				(288.3)				(4.8)
Unlevered pre-tax cash flow (c)				36.3				890.7
Corporate net cash interest				(269.5)				(300.3)
Corporate cash taxes				(22.6)				(18.4)
Levered after-tax cash flow before fleet growth (c)				(255.8)				572.0
Equipment rental fleet growth capital expenditures				277.6				(297.4)
Car rental net fleet equity requirement				(284.6)				(308.8)
Levered after-tax cash flow after fleet growth (c)				$(262.8)				$(34.2)

Table 6 (pg.2)

(a)	As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$13.7	$—	$—	$13.7	$28.5	$—	$—	$28.5
Non-cash stock-based employee compensation charges	—	—	6.8	6.8	—	—	7.0	7.0
Non-cash charges for pension	—	—	—	—	—	—	1.3	1.3
Non-cash charges for public liability and property damage	—	—	3.4	3.4	—	—	2.1	2.1
Unrealized loss on derivative	15.0	—	—	15.0	7.0	—	—	7.0
Total non-cash expenses and charges	$28.7	$—	$10.2	$38.9	$35.5	$—	$10.4	$45.9

NON-CASH EXPENSES AND CHARGES

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$37.3	$—	$—	$37.3	$52.2	$—	$—	$52.2
Non-cash stock-based employee compensation charges	—	—	20.3	20.3	—	—	20.8	20.8
Non-cash charges for workers’ compensation	—	—	—	—	(0.8)	2.5	0.1	1.8
Non-cash charges for pension	—	—	—	—	—	—	3.0	3.0
Non-cash charges for public liability and property damage	—	—	—	—	—	—	7.2	7.2
Unrealized loss (gain) on derivative	12.0	—	—	12.0	(2.9)	—	—	(2.9)
Total non-cash expenses and charges	$49.3	$—	$20.3	$69.6	$48.5	$2.5	$31.1	$82.1

(b)

As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$36.4	$36.6	$1.9	$74.9	$11.9	$0.4	$3.8	$16.1
Restructuring related charges	8.3	0.8	1.0	10.1	—	—	—	—
Vacation accrual adjustment	(1.8)	(0.6)	(0.1)	(2.5)	(6.5)	(2.2)	(0.5)	(9.2)
Management transition costs	—	—	—	—	—	—	7.8	7.8
Total extraordinary, unusual or non-recurring items	$42.9	$36.8	$2.8	$82.5	$5.4	$(1.8)	$11.1	$14.7

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$64.7	$55.0	$7.5	$127.2	$46.3	$3.4	$15.7	$65.4
Restructuring related charges	16.1	2.0	2.9	21.0	—	—	—	—
Vacation accrual adjustment	—	—	—	—	(20.4)	(7.0)	(1.4)	(28.8)
Realized gain on derivative	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs	—	—	—	—	—	—	2.0	2.0
Management transition costs	—	—	1.3	1.3	—	—	11.0	11.0
Total extraordinary, unusual or non-recurring items	$66.0	$57.0	$11.7	$134.7	$25.9	$(3.6)	$27.3	$49.6

(c)	Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

RECONCILIATION FROM ADJUSTED PRE-TAX INCOME (LOSS) TO CORPORATE EBITDA

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$167.1	$81.1	$(79.1)	$169.1	$301.1	$109.2	$(75.4)	$334.9
Depreciation of property and equipment	30.0	11.2	1.5	42.7	31.8	10.0	1.6	43.4
Amortization of other intangible assets	8.4	8.1	—	16.5	7.6	8.1	—	15.7
Equipment rental fleet depreciation	—	90.8	—	90.8	—	78.1	—	78.1
Interest, net of interest income	117.3	25.9	71.4	214.6	135.4	37.8	67.0	240.2
Car rental fleet interest	(119.9)	—	—	(119.9)	(132.5)	—	—	(132.5)
Non-cash debt charges	(13.5)	(2.6)	(4.1)	(20.2)	(29.1)	(2.8)	(2.9)	(34.8)
Non-cash amortization of debt costs included in car rental fleet interest	13.7	—	—	13.7	28.5	—	—	28.5
Purchase accounting	(9.9)	(14.8)	(0.5)	(25.2)	(9.1)	(13.8)	(0.4)	(23.3)
Non-cash stock-based employee compensation charges	—	—	6.8	6.8	—	—	7.0	7.0
Non-cash charges for pension	—	—	—	—	—	—	1.3	1.3
Non-cash charges for public liability and property damage	—	—	3.4	3.4	—	—	2.1	2.1
Minority interest	—	—	(5.6)	(5.6)	—	—	(5.5)	(5.5)
Corporate EBITDA (a)	$193.2	$199.7	$(6.2)	$386.7	$333.7	$226.6	$(5.2)	$555.1

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$355.8	$225.9	$(240.9)	$340.8	$480.9	$271.5	$(244.2)	$508.2
Depreciation of property and equipment	94.6	32.3	4.6	131.5	99.8	29.8	4.8	134.4
Amortization of other intangible assets	25.4	24.3	—	49.7	22.2	24.3	—	46.5
Equipment rental fleet depreciation	—	259.0	—	259.0	—	219.2	—	219.2
Interest, net of interest income	316.9	87.4	212.4	616.7	328.6	107.4	225.3	661.3
Car rental fleet interest	(322.2)	—	—	(322.2)	(320.7)	—	—	(320.7)
Non-cash debt charges	(37.9)	(8.0)	(10.5)	(56.4)	(53.9)	(8.3)	(25.1)	(87.3)
Non-cash amortization of debt costs included in car rental fleet interest	37.3	—	—	37.3	52.2	—	—	52.2
Purchase accounting	(30.5)	(42.4)	(1.5)	(74.4)	(25.1)	(42.6)	(1.3)	(69.0)
Non-cash stock-based employee compensation charges	—	—	20.3	20.3	—	—	20.8	20.8
Non-cash charges for workers’ compensation	—	—	—	—	(0.8)	2.5	0.1	1.8
Non-cash charges for pension	—	—	—	—	—	—	3.0	3.0
Non-cash charges for public liability and property damage	—	—	—	—	—	—	7.2	7.2
Unrealized loss on derivative	—	—	—	—	0.3	—	—	0.3
Minority interest	—	—	(16.1)	(16.1)	—	—	(14.4)	(14.4)
Corporate EBITDA (a)	$439.4	$578.5	$(31.7)	$986.2	$583.5	$603.8	$(23.8)	$1,163.5

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net cash provided by (used in) operating activities	$(261.7)	$9.0	$1,574.8	$2,208.5
Amortization of debt and debt modification costs	(17.2)	(17.1)	(48.4)	(69.5)
Provision for losses on doubtful accounts	(8.4)	(4.1)	(21.7)	(10.4)
Unrealized (loss) gain on derivative	(15.0)	(7.0)	(12.0)	3.0
Gain on sale of property and equipment	1.8	11.4	9.4	14.4
Loss on ineffectiveness of interest rate swaps	(2.8)	(17.7)	(7.8)	(17.7)
Stock-based employee compensation charges	(6.8)	(10.5)	(20.3)	(24.3)
Asset writedowns	(23.5)	—	(34.1)	—
Minority interest	(5.6)	(5.5)	(16.1)	(14.4)
Deferred income taxes	15.8	(42.2)	(5.0)	(58.1)
Provision for taxes on income	2.9	86.9	36.0	107.3
Interest, net of interest income	214.6	240.2	616.7	661.3
Net changes in assets and liabilities	995.3	840.5	432.3	(167.9)
EBITDA	$889.4	$1,083.9	$2,503.8	$2,632.2

NET CORPORATE DEBT AND NET FLEET DEBT

	September 30,	June 30,	December 31,	September 30,	June 30,	September 30,
	2008	2008	2007	2007	2007	2006

Corporate Debt
Debt, less: (a)	$12,844.2	$12,693.8	$11,960.1	$13,035.0	$12,452.5	$12,959.3
U.S Fleet Debt and Pre-Acquisition Notes	4,745.8	4,698.0	4,603.5	5,099.6	5,198.2	4,969.1
International Fleet Debt	1,377.6	2,338.4	1,912.4	2,398.8	1,937.4	2,438.6
U.K. Leveraged Financing	278.8	311.1	222.7	—	—	—
Fleet Financing Facility	154.2	158.1	170.4	166.3	178.1	121.8
Canadian Fleet Financing Facility	268.7	245.0	155.4	272.7	223.4	—
International ABS Fleet Financing Facility	711.9	—	—	—	—	—
Other International Facilities	102.4	116.4	92.9	88.6	81.6	—
Fleet Debt	$7,639.4	$7,867.0	$7,157.3	$8,026.0	$7,618.7	$7,529.5
Corporate Debt	$5,204.8	$4,826.8	$4,802.8	$5,009.0	$4,833.8	$5,429.8

Corporate Restricted Cash
Restricted Cash, less:	$514.0	$161.4	$661.0	$430.2	$212.2	$640.6
Restricted Cash Associated with Fleet Debt	(288.2)	(58.4)	(573.1)	(390.0)	(148.3)	(577.1)
Corporate Restricted Cash	$225.8	$103.0	$87.9	$40.2	$63.9	$63.5

Net Corporate Debt
Corporate Debt, less:	$5,204.8	$4,826.8	$4,802.8	$5,009.0	$4,833.8	$5,429.8
Cash and Equivalents	(731.5)	(811.4)	(730.2)	(397.3)	(401.6)	(440.7)
Corporate Restricted Cash	(225.8)	(103.0)	(87.9)	(40.2)	(63.9)	(63.5)
Net Corporate Debt	$4,247.5	$3,912.4	$3,984.7	$4,571.5	$4,368.3	$4,925.6

Net Fleet Debt
Fleet Debt, less:	$7,639.4	$7,867.0	$7,157.3	$8,026.0	$7,618.7	$7,529.5
Restricted Cash Associated with Fleet Debt	(288.2)	(58.4)	(573.1)	(390.0)	(148.3)	(577.1)
Net Fleet Debt	$7,351.2	$7,808.6	$6,584.2	$7,636.0	$7,470.4	$6,952.4

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (b)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Car rental revenue per statement of operations (c)	$1,946.1	$1,944.4	$5,340.0	$5,161.2
Non-rental rate revenue (d)	(276.0)	(260.6)	(775.0)	(731.5)
Foreign currency adjustment	(10.1)	42.0	(50.6)	134.7
Rental rate revenue	$1,660.0	$1,725.8	$4,514.4	$4,564.4
Transactions days (in thousands)	35,525	36,626	99,042	98,355
Rental rate revenue per transaction day (in whole dollars)	$46.73	$47.12	$45.58	$46.41

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (b)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Equipment rental revenue per statement of operations	$432.9	$464.8	$1,286.8	$1,287.4
Equipment sales and other revenue	(44.8)	(49.3)	(137.4)	(140.6)
Foreign currency adjustment	(3.3)	7.3	(9.6)	30.3
Rental and rental related revenue	$384.8	$422.8	$1,139.8	$1,177.1

(a)	Total debt as of September 30, 2006 excludes the Hertz Global Holdings, Inc. loan facility of $996 million, net of a $4 million discount.
(b)	Based on 12/31/07 foreign exchange rates.
(c)

Includes U.S. off-airport revenues of $278.5 million and $277.2 million for the three months ended September 30, 2008 and 2007, respectively, and $755.0 million and $733.7 million for the nine months ended September 30, 2008 and 2007, respectively.

(d)

Consists of domestic revenues of $185.8 million and $171.6 million and international revenues of $90.2 million and $89.0 million for the three months ended September 30, 2008 and 2007, respectively, and domestic revenues of $528.8 million and $495.9 million and international revenues of $246.2 million and $235.6 million for the nine months ended September 30, 2008 and 2007, respectively.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	A+B	A	B
	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2008	2008	2007

Income before income taxes and minority interest	$144.6	$63.3	$81.3
Depreciation and amortization	2,403.2	1,839.9	563.3
Interest, net of interest income	830.8	616.7	214.1
Minority interest	(21.4)	(16.1)	(5.3)
EBITDA	3,357.2	2,503.8	853.4
Adjustments:
Car rental fleet interest	(429.3)	(322.2)	(107.1)
Car rental fleet depreciation	(1,815.4)	(1,399.7)	(415.7)
Non-cash expenses and charges	96.9	69.6	27.3
Non-cash expenses and charges to arrive at LTM (a)	(2.9)	—	—
Extraordinary, unusual or non-recurring gains and losses	162.0	134.7	27.3
Corporate EBITDA	1,368.5	986.2	385.2
Equipment rental maintenance capital expenditures, net	(310.7)	(232.0)	(78.7)
Non-fleet capital expenditures, net	(130.4)	(106.5)	(23.9)
Changes in working capital (b)	(146.5)	(323.1)	176.6
Changes in other assets and liabilities (b)	(322.2)	(288.3)	(33.9)
Changes in other assets and liabilities to arrive at LTM (a)	2.9	—	—
Unlevered pre-tax cash flow (c)	461.6	36.3	425.3
Corporate net cash interest	(368.8)	(269.5)	(99.3)
Corporate cash taxes	(32.5)	(22.6)	(9.9)
Levered after-tax cash flow before fleet growth (c)	60.3	(255.8)	316.1
Equipment rental fleet growth capital expenditures	293.3	277.6	15.7
Car rental net fleet equity requirement	(29.6)	(284.6)	255.0
Levered after-tax cash flow after fleet growth (c)	$324.0	$(262.8)	$586.8

Table 9 (pg. 2)

	A+B	A	B
	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2007	2007	2006

Income before income taxes and minority interest	$348.2	$305.5	$42.7
Depreciation and amortization	2,190.2	1,679.8	510.4
Interest, net of interest income	889.4	661.3	228.1
Minority interest	(18.8)	(14.4)	(4.4)
EBITDA	3,409.0	2,632.2	776.8
Adjustments:
Car rental fleet interest	(416.6)	(320.7)	(95.9)
Car rental fleet depreciation	(1,649.2)	(1,279.7)	(369.5)
Non-cash expenses and charges	111.1	82.1	29.0
Non-cash expenses and charges to arrive at LTM (a)	(7.7)	—	—
Extraordinary, unusual or non-recurring gains and losses	74.6	49.6	25.0
Sponsors’ fees	0.7	—	0.7
Corporate EBITDA	1,521.9	1,163.5	366.1
Equipment rental maintenance capital expenditures, net	(257.4)	(194.2)	(63.2)
Non-fleet capital expenditures, net	(164.3)	(130.7)	(33.6)
Changes in working capital	157.5	56.9	100.6
Changes in other assets and liabilities	(99.5)	(4.8)	(94.7)
Changes in other assets and liabilities to arrive at LTM (a)	7.7	—	—
Unlevered pre-tax cash flow (c)	1,165.9	890.7	275.2
Corporate net cash interest	(407.9)	(300.3)	(107.6)
Corporate cash taxes	(35.5)	(18.4)	(17.1)
Levered after-tax cash flow before fleet growth (c)	722.5	572.0	150.5
Equipment rental fleet growth capital expenditures	(222.9)	(297.4)	74.5
Car rental net fleet equity requirement	(145.5)	(308.8)	163.3
Levered after-tax cash flow after fleet growth (c)	$354.1	$(34.2)	$388.3

(a)

Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis. The offsetting adjustment goes into the “changes in other assets and liabilities” line.

(b)

In 2008, the Company has reclassified its December 31, 2007 interest rate swap liability from “changes in working capital” to “changes in other assets and liabilities.” All prior period interest rate swap balances were assets and already included within “changes in other assets and liabilities.”

(c)	Amounts include the effect of fluctuations in foreign currency.

Table 10

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	A+B	A	B
	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2008	2008	2007

Net cash used in (provided by) financing activities	$208.8	$(999.2)	$1,208.0
Payment of financing costs	(49.4)	(33.8)	(15.6)
Exercise of stock options	8.1	6.8	1.3
Proceeds from disgorgement of stockholder short-swing profits	0.1	0.1	—
Distributions to minority interest	(20.7)	(13.0)	(7.7)
Cash overdraft reclass	(14.8)	(25.8)	11.0
Net change in restricted cash	83.8	(146.1)	229.9
Net increase in cash and cash equivalents during the period	334.2	1.3	332.9
Effect of foreign exchange rate changes on cash and equivalents	5.1	35.8	(30.7)

Total net cash flow	$555.2	$(1,173.9)	$1,729.1

	Three	Three
	Months Ended	Months Ended
	September 30,	September 30,
	2008	2007

Net cash provided by financing activities	$(442.1)	$(371.0)
Payment of financing costs	(23.3)	(11.3)
Exercise of stock options	1.2	0.8
Distributions to minority interest	(7.0)	(2.3)
Cash overdraft reclass	(6.2)	(15.0)
Net change in restricted cash	355.5	216.7
Net decrease in cash and cash equivalents during the period	(79.9)	(4.3)
Effect of foreign exchange rate changes on cash and equivalents	44.1	(13.6)

Total net cash flow	$(157.7)	$(200.0)

	A+B	A	B
	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2007	2007	2006

Net cash used in (provided by) financing activities	$299.1	$(473.9)	$773.0
Payment of financing costs	(17.9)	(24.3)	6.4
Exercise of stock options	4.3	4.3	—
Proceeds from disgorgement of stockholder short-swing profits	4.7	4.7	—
Distributions to minority interest	(11.4)	(5.8)	(5.6)
Cash overdraft reclass	50.3	28.0	22.3
Net change in restricted cash	(213.3)	(124.1)	(89.2)
Net (decrease) increase in cash and cash equivalents during the period	(43.5)	(277.3)	233.8
Effect of foreign exchange rate changes on cash and equivalents	(55.1)	(13.2)	(41.9)

Total net cash flow	$17.2	$(881.6)	$898.8

Non-GAAP Measures: Definitions and Use/Importance

On December 21, 2005 (“Closing Date”) an indirect, wholly owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings”) acquired all of The Hertz Corporation’s (“Hertz”) common stock from Ford Holdings LLC (“Ford Holdings”) pursuant to a Stock Purchase Agreement, dated as of September 12, 2005, among Ford Motor Company (“Ford”), Ford Holdings and Hertz Holdings (previously known as CCMG Holdings, Inc.). As a result of this transaction, investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity (collectively, the “Sponsors”), owned all of the common stock of Hertz Holdings. After giving effect to the initial public offering of the common stock of Hertz Holdings in November 2006 and a secondary offering in June 2007, the Sponsors now own approximately 55% of the common stock of Hertz Holdings. We refer to the acquisition of all of Hertz’s common stock as the “Acquisition.” We refer to the Acquisition, together with related transactions entered into to finance the cash consideration for the Acquisition, to refinance certain of our existing indebtedness and to pay related transaction fees and expenses, as the “Transactions.” The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP financial and other measures utilized in Hertz Holdings’ November 5, 2008 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believe that presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP financial measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires it to maintain a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of September 30, 2008, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes and minority interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate and minority interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2008, the actual diluted weighted average number of shares outstanding for the year ended December 31, 2007, and for 2007, the pro forma post-IPO number of shares outstanding. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. Utilizing the pro forma post-IPO number of shares outstanding in 2007 is important to management and investors because it represents a measure of our earnings per share as if the effects of the initial public offering were applicable to all periods in 2007.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to management and investors as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an option revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth

Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and minority interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and short-term investments, if any, and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the Acquisition; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the International ABS Fleet Financing Facility, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, the U.K. Leveraged Financing and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

16. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Cash Flow

Total net cash flow is calculated as the change in the cash and equivalents, restricted cash and debt balances, adjusted for the effects of foreign currency.  Total net cash flow is important to management and investors as it represents funds available to grow our fleet or reduce our debt.